EXHIBIT 99.1

Arbutus Announces Departure of Chief Financial Officer; Appoints Interim CFO

VANCOUVER, British Columbia and WARMINSTER, Pa., Feb. 13, 2018 (GLOBE NEWSWIRE) --  Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, announced today that Bruce Cousins, Executive Vice President and Chief Financial Officer, is leaving the Company but will remain available on a consulting basis. Koert VandenEnden, Arbutus’ Vice President of Finance, will serve as Interim Chief Financial Officer. The Company will promptly begin a search for a permanent Chief Financial Officer.

"We would like to thank Bruce for his dedicated service to Arbutus over the past 4 years and wish him the very best in his professional endeavors," said Dr. Mark J. Murray, Arbutus' President and CEO. “Having recently completed the $116mm financing with Roivant Sciences the Company’s balance sheet is strong and the Company has recently announced the consolidation of the business to Warminster, PA, both of which represent important factors in this decision.”

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Mark Murray
President and Chief Executive Officer
Phone: 604-419-3200
Email: mmurray@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com